Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: October 17, 2011

CRC Health Corporation Reports Operating Results

For the Three Months and Six Months Ended June 30, 2011

CUPERTINO, CA, October 17, 2011—CRC Health Corporation (“CRC” or the “Company”), a leading provider of substance abuse treatment and adolescent youth services through its wholly owned consolidated subsidiaries, announced its results for the three months and six months ended June 30, 2011. These results include restatements for the three months and six months ended June 30, 2010. See Restatement of Previously Issued Condensed Consolidated Financial Statements for additional detail.

During the three months ended June 30, 2011, the Company changed its managerial and financial reporting structure. As a result of this change, the Company identified its new reportable segments as the recovery, youth and weight management divisions. Prior to this change, the Company had two reportable segments: the recovery and healthy living divisions. The weight management division was previously reported under the healthy living division. The Company has restated the segment presentation for all periods presented.

The recovery division provides substance abuse and behavioral disorder treatment services through residential treatment facilities and outpatient treatment clinics. The youth division provides therapeutic educational programs to underachieving young people through residential schools and wilderness programs. The weight management division provides treatment services through adolescent and adult weight management programs as well as eating disorder facilities.

Consolidated net revenue for the three months ended June 30, 2011 increased $5.7 million, or 5.1%, to $119.3 million compared to the same period in 2010. For the three months ended June 30, 2011, consolidated operating expenses decreased $54.6 million, or 35.6%, to $98.8 million from $153.4 million in the same period of 2010. The decrease was primarily driven by a decrease of non-cash goodwill and asset impairment charges of $60.1million within the youth division. For the three months ended June 30, 2011 adjusted pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased $1.4 million, or 5.2%, to $29.3 million compared to $27.9 million during the same period in 2010.

Consolidated net revenue for the six months ended June 30, 2011 increased $13.4 million, or 6.2%, to $230.2 million compared to the same period in 2010. For the six months ended June 30, 2011, consolidated operating expenses decreased $43.7 million, or 18.0%, to $199.2 million from $242.8 million in the same period of 2010. The decrease was primarily driven by a decrease in non-cash goodwill and asset impairment charges of $55.8 million within the youth division. For the six months ended June 30, 2011 adjusted pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased $4.2 million, or 8.7%, to $53.2 million compared to $49.0 million during the same period in 2010.

Three Months Ended June 30, 2011 Operating Results:

The following table presents the Company’s revenue, operating expense and operating income by division for the three months ended June 30, 2011 and 2010 (numbers in thousands, except for percentages):

	Three Months Ended June 30,
			2011 vs. 2010
	2011	2010	$ Change	% Change
		As Restated
Net revenue
Recovery	$89,354	$83,298	$6,056	7.3%
Youth	22,082	22,776	(694)	(3.0)%
Weight management	7,781	7,388	393	5.3%
Corporate	36	48	(12)	(25.0)%

	119,253	113,510	5,743	5.1%
Operating expenses
Recovery	58,688	54,026	4,662	8.6%
Youth	24,060	84,257	(60,197)	(71.4)%
Weight Management	7,740	7,416	324	4.4%
Corporate	8,273	7,655	618	8.1%

	98,761	153,354	(54,593)	(35.6)%
Operating income (loss)
Recovery	30,666	29,272	1,394	4.8%
Youth	(1,978)	(61,481)	59,503	96.8%
Weight Management	41	(28)	69	246.4%
Corporate	(8,237)	(7,607)	(630)	(8.3)%

Operating income	$20,492	$(39,844)	$60,336	151.4%

The following table presents the Company’s net revenue, adjusted pro forma operating expenses, adjusted pro forma EBITDA and adjusted pro forma EBITDA margins by division for the three months ended June 30, 2011 and 2010 (numbers in thousands, except for percentages):

	Three Months Ended June 30,
			2011 vs. 2010
	2011	2010	$ Change	% Change
		As Restated
Net Revenue
Recovery	$89,354	$83,298	$6,056	7.3%
Youth	22,082	22,776	(694)	(3.0)%
Weight Management	7,781	7,388	393	5.3%
Corporate	36	48	(12)	(25.0)%

	119,253	113,510	5,743	5.1%
Adjusted Pro Forma Operating Expenses
Recovery	55,752	51,405	4,347	8.5%
Youth	22,193	22,670	(477)	(2.1)%
Weight Management	6,513	6,819	(306)	(4.5)%
Corporate	5,482	4,754	728	15.3%

	89,940	85,648	4,292	5.0%
Adjusted Pro Forma EBITDA
Recovery	33,602	31,893	1,709	5.4%
Youth	(111)	106	(217)	(204.7)%
Weight Management	1,268	569	699	122.8%
Corporate	(5,446)	(4,706)	(740)	(15.7)%

	$29,313	$27,862	$1,451	5.2%

Adjusted Pro Forma Operating Margins
Recovery	37.6%	38.3%
Youth	(0.5)%	0.5%
Weight Management	16.3%	7.7%
CRC Health Corporation	24.6%	24.5%

Recovery Division:

Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010

•

Net revenue increased $6.1 million, or 7.3%, to $89.4 million for the quarter from $83.3 million from the comparable prior-year quarter. Revenue increases were primarily driven by an increase of $5.3 million in residential facilities and an increase of $0.8 million within comprehensive treatment centers (“CTCs”). Same-facility net revenue increases were similar to total-facility net revenue increases.

•	Adjusted pro forma EBITDA increased $1.7 million, or 5.4%, to $33.6 million for the quarter from $31.9 million from the comparable prior-year quarter.

•

Operating expenses increased $4.7 million for the comparable quarters in 2011 and 2010 due primarily to an increase of $2.6 million in supplies, facilities and other operating costs, an increase of $1.9 million in salaries and benefits, and an increase of $0.1 million in provision for doubtful accounts.

•	Same-facility operating expenses increased $3.7 million driven by an increase of $3.3 million in residential facilities and an increase of $0.4 million in CTCs.

Youth Division:

Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010

•

Net revenue decreased $0.7 million, or 3.0%, to $22.1 million for the quarter from $22.8 million from the comparable prior-year quarter. The decrease in revenue was driven by a decrease of $2.0 million in residential facilities, offset by increases of $1.3 million in outdoor programs. Same-facility net revenue decreases were similar to total facility net revenue decreases.

•	Adjusted pro forma EBITDA decreased $0.2 million to $(0.1) million for the quarter from $0.1 million from the comparable prior-year quarter.

•

Operating expenses decreased $60.2 million, or 71.4%, primarily driven by a decrease of non-cash goodwill and asset impairment charges of $60.1 million and $0.6 million, respectively, offset by a $0.5 million increase in salaries and benefits.

•	Same-facility operating expenses decreased $14.9 million primarily due to a decrease of asset impairment charges of $14.9 million.

Weight Management Division:

Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010

•	Net revenue increased $0.4 million, or 5.3%, to $7.8 million for the quarter from $7.4 million from the comparable prior-year quarter. The increase in revenue was primarily driven by the summer camps.

•	Adjusted pro forma EBITDA increased $0.7 million to $1.3 million for the quarter from $0.6 million from the comparable prior-year quarter.

•

Operating expenses increased $0.3 million, or 4.4%, primarily driven by a $0.9 million increase in supplies, facilities and other operating costs, offset by a decrease of $0.3 million in asset impairment and a decrease of $0.2 million in salaries and benefits.

•	Same-facility operating expenses decreased $0.4 million primarily due to a decrease of asset impairment charges of $0.2 million and a decrease of $0.2 million in salaries and benefits.

Corporate:

Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010

•

Corporate operating expenses increased $0.6 million or 8.1% for the comparable quarters in 2011 and 2010 due primarily to an increase of $1.2 million in supplies, facilities and other operating costs, offset by a decrease of $0.7 million in salaries and benefits.

Six Months Ended June 30, 2011 Operating Results:

The following table presents the Company’s revenue, operating expense and operating income by division for the six months ended June 30, 2011 and 2010 (numbers in thousands, except for percentages).

	Six Months Ended June 30,
			2011 vs. 2010
	2011	2010	$ Change	% Change
		As Restated
Net revenue
Recovery	$175,076	$161,965	$13,111	8.1%
Youth	41,103	42,317	(1,214)	(2.9)%
Weight Management	13,909	12,405	1,504	12.1%
Corporate	78	98	(20)	(20.4)%

	230,166	216,785	13,381	6.2%

	Six Months Ended June 30,
			2011 vs. 2010
	2011	2010	$ Change	% Change
		As Restated
Operating expenses
Recovery	116,244	107,289	8,955	8.3%
Youth	52,296	107,176	(54,880)	(51.2)%
Weight Management	13,093	12,983	110	0.8%
Corporate	17,540	15,378	2,162	14.1%

	199,173	242,826	(43,653)	(18.0)%

Operating income (loss)
Recovery	58,832	54,676	4,156	7.6%
Youth	(11,193)	(64,859)	53,666	82.7%
Weight Management	816	(578)	1,394	241.2%
Corporate	(17,462)	(15,280)	(2,182)	(14.3)%

Operating income	$30,993	$(26,041)	$57,034	219.0%

The following table presents the Company’s net revenue, adjusted pro forma operating expenses, adjusted pro forma EBITDA and adjusted pro forma EBITDA margins by division for the six months ended June 30, 2011 and 2010 (numbers in thousands, except for percentages):

	Six Months Ended June 30,
			2011 vs. 2010
	2011	2010	$ Change	% Change
		As Restated
Net Revenue
Recovery	$175,076	$161,965	$13,111	8.1%
Youth	41,103	42,317	(1,214)	(2.9)%
Weight Management	13,909	12,405	1,504	12.1%
Corporate	78	98	(20)	(20.4)%

	230,166	216,785	13,381	6.2%

Adjusted Pro Forma Operating Expenses
Recovery (as restated, see explanatory note)	110,629	102,084	8,545	8.4%
Youth	43,644	43,840	(196)	(0.4)%
Weight Management	11,606	12,128	(522)	(4.3)%
Corporate	11,048	9,742	1,306	13.4%

	176,927	167,794	9,133	5.4%

Adjusted Pro Forma EBITDA
Recovery (as restated, see explanatory note)	64,447	59,881	4,566	7.6%
Youth	(2,541)	(1,523)	(1,018)	(66.8)%
Weight Management	2,303	277	2,026	731.4%
Corporate	(10,970)	(9,644)	(1,326)	(13.7)%

	$53,239	$48,991	$4,248	8.7%

Adjusted Pro Forma Operating Margins
Recovery (as restated, see explanatory note)	36.8%	37.0%
Youth	(6.2)%	(3.6)%
Weight Management	16.6%	2.2%
CRC Health Corporation (as restated, see explanatory note_	23.1%	22.6%

Recovery Division:

Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010

•

Net revenue increased $13.1 million, or 8.1%, to $175.1 million for the six months ended June 30, 2011 from $162.0 million from the comparable prior-year period. Revenue increases were primarily driven by increases of $11.0 million and $2.2 million within residential facilities and CTCs, respectively. Same-facility net revenue increases were similar to total-facility net revenue increases for the six months ended June 30, 2011.

•	Adjusted pro forma EBITDA increased $4.6 million, or 7.6%, to $64.4 million for the six months ended June 30, 2011 from $59.9 million from the comparable prior-year period.

•

Operating expenses increased $9.0 million for the comparable periods in 2011 and 2010 due primarily to an increase of $4.7 million in supplies, facilities and other operating costs, an increase of $3.7 million in salaries and benefits, and an increase of $0.3 million in provision for doubtful accounts.

•	Same-facility operating expenses increased $8.0 million driven by an increase of $6.6 million in residential facilities and an increase of $1.4 million in CTCs.

Youth Division:

Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010

•

Net revenue decreased $1.2 million, or 2.9%, to $41.1 million for the six months ended June 30, 2011 from $42.3 million from the comparable prior-year period. The decrease in revenue was driven by increases of $1.9 million in outdoor programs, offset by a decrease of $3.1 million in residential facilities. Same-facility net revenue increases were similar to total facility net revenue decreases for the six months ended June 30, 2011.

•	Adjusted pro forma EBITDA decreased $1.0 million to ($2.5) million for the six months ended June 30, 2011 from ($1.5) million of the comparable prior-year period.

•

Operating expenses decreased $54.9 million, or 51.2%, primarily driven by a decrease of non-cash goodwill and asset impairment charges of $55.8 million, offset by an increase of $2.4 million in salaries and benefits.

•

Same-facility operating expenses decreased $11.3 million primarily due to a decrease in asset impairment charges of $12.6 million and a decrease of $0.9 million in depreciation and amortization, offset by an increase of $1.9 million in salaries and benefits.

Weight Management Division:

Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010

•

Net revenue increased $1.5 million, or 12.1%, to $13.9 million for the six months ended June 30, 2011 from $12.4 million from the comparable prior-year period. The increase in revenue was due to higher patient days and favorable pricing.

•	Adjusted pro forma EBITDA increased $2.0 million to $2.3 million for the six months ended June 30, 2011 from $0.3 million of the comparable prior-year period.

•

Operating expenses increased $0.1 million, or 0.8%, primarily driven by an increase of $0.9 million in supplies, facilities and other operating costs, offset by a decrease of asset impairment charges of $0.3 million, a decrease of $0.3 million in salaries and benefits, and a decrease of $0.2 million in provision for doubtful accounts.

•

Same-facility operating expenses decreased $0.6 million primarily due to a decrease of $0.2 million in asset impairment charges, a decrease of $0.3 million in salaries and benefits, and a decrease of $0.2 million in provision for doubtful accounts, offset by an increase of $0.2 million in supplies, facilities and other operating costs.

Corporate:

Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010

•

Corporate operating expenses increased $2.2 million or 14.1% for the comparable periods in 2011 and 2010 due primarily to an increase of $1.9 million in supplies, facilities and other operating costs and an increase of $0.2 million in depreciation and amortization.

EBITDA, Adjusted pro forma operating expenses, Adjusted pro forma operating margins and Adjusted pro forma EBITDA are supplemental non-GAAP financial measures that CRC believes provide useful information to both management and investors concerning its ability to comply with certain covenants in its borrowing arrangements that are tied to these measures and to meet its future debt obligations. CRC also believes that including the effect of these items allows management and investors to better compare CRC’s financial performance from period-to-period, and to better compare CRC’s financial performance with that of its competitors.

Adjusted pro forma EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations, further adjusted for the items listed below in the table entitled “Reconciliation of Net Income (Loss) Attributable to CRC Health Corporation to Adjusted Pro Forma EBITDA for the Three Months and Six Months Ended June 30, 2011 and 2010.” Adjusted pro forma EBITDA takes into account all adjustments which are excluded from EBITDA for purposes of various covenants in the indenture governing CRC’s 10   3/4% senior subordinated notes due 2016 and its senior secured credit facility, as amended to date. Additionally, adjusted pro forma EBITDA is calculated on a consolidated basis and does not give effect to discontinued operations presentation.

When we complete acquisitions during a reporting period, we present our results of operations on a pro forma basis assuming that the acquisition had been completed at the beginning of each period. The pro forma adjustments are based upon available information and certain assumptions that CRC believes are reasonable. Our pro forma results are for informational purposes only and do not purport to represent what CRC’s result of operations or financial position would have been if the acquisitions had actually been completed at the beginning of such period, nor does such information purport to project the results of operations for any future period. We did not complete any acquisitions with a material effect during the periods presented in this press release.

The presentation of these supplemental non-GAAP financial measures is not meant to be considered in isolation of, or as a substitute for net income (loss) or other financial results prepared in accordance with GAAP.

Restatement of Previously Issued Condensed Consolidated Financial Statements

On August 16, 2011, we announced that we were conducting a review of inconsistencies in the accounts at one of our recovery residential treatment facilities (the “Facility”). In 2009 and 2010, such Facility accounted for approximately 2.9% and 3.2%, respectively, of the Company’s total revenue. On October 4, 2011, the Board of Directors of the Company (the “Board”), in consultation with the Audit Committee of the Board (the “Audit Committee”) and management, adopted the conclusions of the investigation and concluded that our previously issued consolidated financial statements for the years ended December 31, 2008, 2009 and 2010, along with the accompanying independent auditors’ reports and our previously issued condensed consolidated financial statements for the fiscal quarter ended March 31, 2011 should not be relied upon because of errors identified in such financial statements.

Management initially identified certain errors upon initiating an internal investigation after noting inconsistencies in accounting for certain transactions at the Facility. Following a briefing by management on the issues, the Audit Committee hired independent counsel to conduct a review of accounting transactions at the Facility. The investigation is complete and the Audit Committee identified issues related to misconduct by a former employee of the Facility as well as errors in accounting for revenue, accounts receivable, bad debt expenses and general expenses. The investigation did not identify any instances in which patients or third party payors were incorrectly billed for services. As a result of these errors, we have restated our previously issued consolidated financial statements for the years ended December 31, 2008, December 31, 2009 and December 31, 2010, including the quarterly data for the years 2009 and 2010, and for the fiscal quarter ended March 31, 2011.

We have also restated our previously issued consolidated financial statements for the years ended December 31, 2008, December 31, 2009, and December 31, 2010, including the quarterly data for the years 2009 and 2010, and for the fiscal quarter ended March 31, 2011to correct other immaterial adjustments that had been previously recorded so such immaterial adjustments are recorded in the proper period.

We have self-reported information concerning our review to the Securities and Exchange Commission (the “SEC”) and will cooperate with the SEC’s review of this matter.

The following tables summarize the restatements for the applicable periods:

	Year Ended
	December 31,	December 31,	December 31,
	2010	2009	2008
	(in thousands)
Net loss attributable to CRC Health Corporation, as previously reported	$(43,660)	$(26,599)	$(141,905)

Adjustments related to the Facility
Net client service revenues	(377)	81	—
Provision for doubtful accounts	(197)	(340)	—
Supplies, facilities and other operating costs	(139)	(44)	—
Income tax effects	295	127	—

Facility adjustments after tax	(418)	(176)	—

Other adjustments:
Net client service revenues	(323)	323	—
Goodwill	—	(1,692)	1,692
Stock compensation	(1,045)	575	308
Supplies, facilities and other operating costs	423	(95)	(100)
Depreciation and amortization	580	(164)	(280)
Interest expense	—	(1,121)	—
Income tax effects	(1,660)	1,872	151

Other adjustments after tax	(2,025)	(302)	1,771

Total adjustments	(2,443)	(478)	1,771

Net loss attributable to CRC Health Corporation, as restated	$(46,103)	$(27,077)	$(140,134)

	Three Months Ended March 31,
	2011	2010
	(in thousands)	(in thousands)
Net (loss) income attributable to CRC Health Corporation, as previously reported	$(753)	$861

Adjustments related to the Facility
Net client service revenues	(418)	59
Provision for doubtful accounts	(185)	(85)
Supplies, facilities and other operating costs	(95)	(22)
Income tax effects	289	20

Facility adjustments after tax	(409)	(28)

Other Adjustments:
Salaries and benefits	—	254
Supplies, facilities and other operating costs	455	422
Income tax effects	(180)	(267)

Other adjustments after tax	275	409

Total Adjustments	(134)	381

Net (loss) income attributable to CRC Health Corporation, as restated	$(887)	$1,242

	Three Months Ended June 30,	Six Months Ended June 30,
	2010	2010
	(in thousands)
Net loss attributable to CRC Health Corporation, as previously reported	$(44,454)	$(43,593)

Adjustments related to the Facility
Net client service revenues	9	68
Provision for doubtful accounts	(83)	(168)
Supplies, facilities and other operating costs	(39)	(62)
Income tax effects	47	67

Facility adjustments after tax	(66)	(95)

Other adjustments:
Net client service revenues	(323)	(323)
Stock compensation	254	510
Supplies, facilities and other operating costs	—	423
Income tax effects	27	(240)

Other adjustments after tax	(42)	370

Total adjustments	(108)	275

Net loss attributable to CRC Health Corporation, as restated	$(44,562)	$(43,318)

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

JUNE 30, 2011 AND DECEMBER 31, 2010

(In thousands, except share amounts)

	June 30, 2011	December 31, 2010
		As Restated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,469	$7,111
Restricted cash	716	546
Accounts receivable, net of allowance for doubtful accounts of $6,089 in 2011 and $5,408 in 2010	36,303	31,873
Prepaid expenses	6,964	8,530
Other current assets	2,028	1,921
Income taxes receivable	—	470
Deferred income taxes	6,761	6,761
Current assets of discontinued operations	1,806	1,635

Total current assets	66,047	58,847
PROPERTY AND EQUIPMENT-Net	126,687	125,626
GOODWILL	521,807	521,807
INTANGIBLE ASSETS-Net	307,185	314,032
OTHER ASSETS-Net	21,991	19,411

TOTAL ASSETS	$1,043,717	$1,039,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,751	$4,937
Accrued liabilities	34,528	30,856
Income taxes payable	1,735	—
Current portion of long-term debt	13,784	11,111
Other current liabilities	21,589	18,305
Current liabilities of discontinued operations	1,321	3,619

Total current liabilities	77,708	68,828
LONG-TERM DEBT-Less current portion	587,780	598,915
OTHER LONG-TERM LIABILITIES	8,474	8,786
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	3,038	3,142
DEFERRED INCOME TAXES	105,933	105,079

Total liabilities	782,933	784,750

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value-1,000 shares authorized, issued and outstanding at June 30, 2011 and December 31, 2010	—	—
Additional paid-in capital	463,209	462,970
Accumulated deficit	(202,425)	(205,891)
Accumulated other comprehensive loss	—	(2,106)

Total stockholders’ equity	260,784	254,973

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,043,717	$1,039,723

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(In thousands)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
		As Restated		As Restated
NET REVENUE:
Net client service revenue	$119,253	$113,510	$230,166	$216,785

OPERATING EXPENSES:
Salaries and benefits	54,775	53,269	111,535	106,074
Supplies, facilities and other operating costs	37,053	32,494	69,693	61,733
Provision for doubtful accounts	2,092	1,964	3,942	3,869
Depreciation and amortization	4,841	5,285	9,741	10,808
Asset impairment	—	16,671	4,262	16,671
Goodwill impairment	—	43,671	—	43,671

Total operating expenses	98,761	153,354	199,173	242,826

OPERATING INCOME (LOSS)	20,492	(39,844)	30,993	(26,041)
INTEREST EXPENSE-Net	(12,166)	(10,712)	(23,922)	(21,517)
OTHER (EXPENSE) INCOME	—	(88)	31	(88)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	8,326	(50,644)	7,102	(47,646)
INCOME TAX EXPENSE( BENEFIT)	3,588	(7,276)	3,033	(6,013)

INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX	4,738	(43,368)	4,069	(41,633)
LOSS FROM DISCONTINUED OPERATIONS (net of tax benefit of ($233) and ($754) in the three months ended June 30, 2011 and 2010, and ($365) and ($1,064) in the six months ended June 30, 2011 and 2010, respectively)	(386)	(1,194)	(604)	(1,685)

NET INCOME (LOSS)	$4,352	$(44,562)	$3,465	$(43,318)

Reconciliation of Net Income (Loss) Attributable to CRC Health Corporation to

Adjusted Pro Forma EBITDA for the Three Months and Six Months

Ended June 30, 2011 and 2010 (in thousands):

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
		As Restated	As Restated, see explanatory note	As Restated
NET INCOME (LOSS):
Net income (loss)	$4,352	$(44,562)	$3,465	$(43,318)

Depreciation and amortization	4,842	5,322	9,745	10,884
Income tax expense (benefit)	3,355	(8,030)	2,668	(7,077)
Interest expense	12,166	10,713	23,922	21,520

EBITDA	24,715	(36,557)	39,800	(17,991)
ADJUSTMENTS TO EBITDA:
Discontinued operations	347	556	780	1,241
Asset impairment	—	18,009	4,401	18,009
Goodwill impairment	—	43,671	—	43,671
Non-impairment restructuring activities	1,385	200	3,289	281
Stock-based compensation expense	621	1,173	1,357	2,345
Foreign exchange translation	2	3	3	(2)
Gain on fixed asset disposal	(2)	(9)	(31)	(15)
Management fees	665	674	1,556	1,241
Transaction expenses	934	—	934	—
Debt costs	282	71	348	141
Non-cash rent adjustment	(8)	(17)	(19)	(17)
Legal and other third party fees related to modification of term loans	152	—	628	—
Prior year Medicare/Medicaid adjustment	218	—	218	—
Franchise taxes	2	—	4	(1)
Gain on investment	—	—	(10)	—
Settlement of insurance brokerage antitrust litigation	—	—	(21)	—
Other non-recurring costs	—	88	2	88

Total pro forma adjustments to EBITDA	4,598	64,419	13,439	66,982

ADJUSTED PRO FORMA EBITDA	$29,313	$27,862	$53,239	$48,991

CRC Health Corporation	Six Months Ended June 30,
Selected Statistics	2011	2010
Recovery Division:
Residential facilities:
Number of facilities - end of period	50	46
Available beds - end of period	2,085	1,929
Patient days	303,191	284,038
Net revenue per patient day (As Restated for 2010)	$377.54	$364.43
CTCs:
Number of clinics - end of period	54	54
Patient days	4,832,428	4,755,255
Net revenue per patient day (As Restated for 2010)	$12.54	$12.29
Youth Division:
Residential facilities:
Number of facilities - end of period	15	16
Patient days	74,704	91,165
Net revenue per patient day	$369.04	$336.21
Outdoor programs:
Number of facilities - end of period	7	7
Patient days	24,997	20,921
Net revenue per patient day	$541.42	$557.62
Weight Management Division:
Number of facilities - end of period	18	18
Patient days	40,797	38,815
Net revenue per patient day	$340.93	$319.59

Conference Call

CRC Health Corporation will host a conference call, open to all interested parties, on Friday, October 21, 2011 beginning at 4:00 PM Eastern Time (1:00 PM Pacific Time). The number to call within the United States is (888) 554-1431. Participants outside the United States should call (719) 325-2419. The conference ID is 1143852.

A replay of the conference call will be available starting at 7:00 PM Eastern Time on Friday, October 21, 2011 until 7:00 PM Eastern Time Friday, October 28, 2011. The replay number for callers within the United States is (888) 203-1112 or (719) 457-0820 from outside the United States and the conference ID for all callers is 1143852.

Forward-Looking Statements

This press release includes or may include “forward-looking statements.” All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although CRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: effect of healthcare reform and other changes in government reimbursement for CRC’s services; reductions in the availability of governmental and private financial aid for CRC’s youth treatment programs; CRC’s substantial indebtedness; changes in applicable regulations or a government investigation or assertion that CRC has violated applicable regulations; attempts by local residents to force our closure or relocation; the potentially difficult, unsuccessful or costly integration of recently acquired operations and future acquisitions; the potentially difficult, unsuccessful or costly opening and operating of new treatment programs; implementation of the strategic plan for improving performance of the Aspen business may not be successful; the possibility that commercial payors for CRC’s services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in CRC’s outpatient treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources; shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits CRC’s ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of CRC’s management; claims asserted against CRC or lack of adequate available insurance; Securities and Exchange Commission review of financial restatements; a material weakness in our internal controls over financial reporting; and certain restrictive covenants in CRC’s debt documents and other risks including but not limited to the items discussed in “Risk Factors” in CRC’s Annual Report on Form 10-K/A for the year ended December 31, 2011 filed on October 17, 2011, and that are otherwise described from time to time in CRC’s Securities and Exchange Commission filings after this press release.

About CRC Health Group

CRC Health Group is the most comprehensive network of addiction treatment and related behavioral health services in the nation. CRC offers the largest array of personalized treatment options, allowing individuals, families and professionals to choose the most appropriate treatment setting for their behavioral, addiction, weight management or therapeutic education needs. CRC is committed to making its services widely and easily available, while maintaining a passion for delivering advanced treatment. Since 1995, CRC has been helping individuals and families reclaim and enrich their lives. For more information, visit www.crchealth.com or call (877) 637-6237.

Contact:

CRC Health Corporation

LeAnne M. Stewart, 408 645 3160

Chief Financial Officer